Exhibit 99

HOMETOWN BANK

202 S. Jefferson Street, P. O. Box 271

Roanoke, Virginia 24002

PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints Danielle Yarber and Clifton A. Woodrum, III, or either of them, as proxies, with full power of substitution to vote all common stock of the undersigned at the Annual Meeting of Stockholders of the Bank, to be held in the Theatre (First Floor) of the Taubman Museum of Art, 122 Salem Avenue, S.E., Roanoke, Virginia, on July 23, 2009, at 2:00 p.m., and at any adjournment thereof, as follows:

(1) To vote FOR the reorganization of the HomeTown Bank (the “Bank”) into a holding company structure, including adoption of the Plan and Agreement of Share Exchange, dated as of December 8, 2008 between the Bank and HomeTown Bankshares Corporation (“Company”).

☐  FOR                ☐  AGAINST                ☐  WITHHOLD

(2) To vote FOR the provision in the Company’s Articles of Incorporation which provides that the board of the Company may authorize the Company to issue one or more series of preferred stock from time to time.

☐  FOR                ☐  AGAINST                ☐  WITHHOLD

(3) To vote FOR the provision in the Company’s Articles of Incorporation which provide that the board of the Company will consist of such number of individuals as may be fixed or provided in the Company’s bylaws.

☐  FOR                ☐  AGAINST                ☐  WITHHOLD

(4) To vote FOR the provision in the Company’s Articles of Incorporation which provide that directors of the Company are divided into three classes, as nearly equal as possible, to be elected to staggered three year terms, beginning with the first class expiring in 2010, the second class expiring in 2011, and the third class expiring in 2012.

☐  FOR                ☐  AGAINST                ☐  WITHHOLD

(5) To vote FOR the provision in the Company’s Articles of Incorporation which provide that directors may be removed with or without cause by the affirmative vote of at least two-thirds of the outstanding shares of the Company’s common stock.

☐  FOR                ☐  AGAINST                ☐  WITHHOLD

(6) To vote FOR the provision in the Company’s Articles of Incorporation which require the approval by a majority of the shares of common stock of the Company entitled to vote at a meeting of certain fundamental matters such as mergers, share exchanges, dissolution or sale of all or substantially all of the assets so long as the transaction was approved by at least two-thirds of the members of the Company’s board of directors.

☐  FOR                ☐  AGAINST                ☐  WITHHOLD

(7) To vote FOR a proposal to allow the Chairman of the annual meeting to postpone the annual meeting if necessary to allow for more time to solicit additional shares in favor of the reorganization.

☐  FOR                ☐  AGAINST                ☐  WITHHOLD

(8) To vote FOR election to the Board of Directors of all nominees listed below as a group, unless you insert the word “NO” in the blank at the end of this paragraph. If you insert the word “NO”, you will cause your shares not to be voted in favor of any of the 16 nominees in the group.             .

Kenneth S. Bowling	William R. Rakes
George B. Cartledge, Jr.	Donald G. Smith
Warner Dalhouse	Susan K. Still
Marc S. Fink	James M. Turner, Jr.
Victor F. Foti	David D. Willis
Daniel D. Hamrick	Barton J. Wilner
Shirley Martin	Clifton A. Woodrum, III
Edward G. Murphy	Danielle Yarber

YOU MAY INSTRUCT THE ABOVE PERSONS NOT TO VOTE FOR ONE OR MORE PARTICULAR INDIVIDUAL NOMINEE(S) BY WRITING THE LAST NAME OF THE NOMINEE(S) IN THE FOLLOWING BLANK                     . In that case, your shares will then be voted for those nominees which you have not so named.

If elected, nominees for Directors will serve until the 2010 Annual Meeting of Stockholders, and until their respective successors are elected and have qualified.

(9) To vote upon such other business as may be properly brought before the meeting.

THE STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF AUTHORITY TO VOTE IS NOT WITHHELD, OR IF NO CHOICE IS SPECIFIED, THE STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL MATTERS LISTED ABOVE AND ALL NOMINEES NAMED ABOVE TO BE ELECTED TO THE BOARD OF DIRECTORS.

Please sign your name(s) exactly as shown imprinted hereon. If acting as executor or trustee or otherwise in a fiduciary capacity, please sign as such fiduciary.

Date:
Signature of Stockholder

Signature of Stockholder